Exhibit 99.1
Company contacts:
Karen Braswell
Lance Kintz
Brian D. Parrish
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES OPERATING
RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED APRIL 30, 2007
     MESCALERO, NM — July 27, 2007 — Inn of the Mountain Gods Resort and Casino (“IMGRC”) today reported revenue of $31.7 million, EBITDA1 of $10.5 million and a net loss of $0.7 million for its fourth fiscal quarter ended April 30, 2007. Net revenue increased 18% or $4.9 million from the fourth quarter a year ago; gross revenues increased 22% or $6.0 million. The changes in revenue by division from a year ago were: ski revenues up 250% or $2.5 million to $3.5 million, gaming revenues up 15% or $2.6 million to $20.2 million and resort revenues up 9% or $0.9 million to $9.8 million. The changes in revenue by division from the preceding quarter were: ski revenues up 106% or $1.8 million to $3.5 million, gaming revenues up 18% or $3.1 million to $20.2 million and resort revenues down 16% or $1.9 million to $9.8 million.

[1]	IMGRC defines EBITDA as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian nation and is not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income:

	Fiscal Year Ended
	April 30,
	2005	2006	2007
Net income	$2,140	($21,268)	($3,965)
Interest expense (income), net	10,887	26,398	26,362
Depreciation and amortization	7,270	17,779	18,170

EBITDA	$20,297	$22,909	$40,567

	Quarter Ended
	Q4 FY 06	Q1 FY 07	Q2 FY 07	Q3 FY 07	Q4 FY 07
Net income	($6,891)	$(837)	$88	$(2,537)	($678)
Interest expense (income), net	5,747	6,606	6,571	6,617	6,566
Depreciation and amortization	4,491	4,511	4,563	4,502	4,593

EBITDA	$3,347	$10,280	$11,222	$8,582	$10,481

IMGRC cautions you that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this press release because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, IMGRC’s management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating its operations and performance. EBITDA should not be considered as an alternative measure of IMGRC’s net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although IMGRC believes EBITDA enhances an understanding of its financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.

          Net loss for the quarter improved $6.2 million to a loss of $0.7 million from the prior year and $1.9 million from the preceding quarter as a result of revenue gains across all divisions and continued expense containment.
          EBITDA for the quarter improved $7.1 million or 214% to $10.5 million from the prior year and $1.9 million or 22% from the preceding quarter as a result of revenue gains across all divisions and continued expense containment. EBITDA as a percent of revenue has improved from 12% in the fourth quarter ending April 30, 2006 to 33% in the most recent quarter.
          Total net revenue increased 11% or $12.4 million from the preceding fiscal year ended April 30, 2006. The changes in revenue by division from a year ago were: ski revenues up 181% or $4.9 million to $7.6 million, gaming revenues up 4% or $2.9 million to $79.4 million and resort revenues up 17% or $6.3 million to $43.3 million.
          Net loss for the full year ending April 30, 2007 decreased $17.3 million or 81% to $4.0 million from the prior year as a result of revenue gains across all divisions and continued expense containment.
          EBITDA for the year improved $17.9 million or 78% to $40.9 million from the prior year as a result of revenue gains across all divisions and continued expense containment. EBITDA as a percent of net revenue has improved from 20% for the fiscal year ending April 30, 2006 to 32% for the fiscal year ended April 30, 2007.
          Cash generated from operations increased $12.1 million from the previous fiscal year to $10.6 million.
          Much of the improved reductions in operating expenses year over year were attributed to the lack of one time charges incurred in fiscal year 2006. These charges include: $1.2 million in accrued paid time off (PTO) expenses as a result of a plan change, $1.2 million in accelerated write-offs of uniforms and restaurant equipment (PARs), the remaining $1.6 million included adjusting accruals for 2004 Gaming Commission costs, IT security software and hardware and self-insurance funding accruals and other employee costs. These one time charges last year also contributed to the change in Net Income. Overall, salaries, wages and benefits fell $4.0 million or 10% from the previous year ending April 30, 2006.
          Recent developments for IMGRC include:
          IMGRC in its 10-K for April 30, 2007 will not disclose material weaknesses in its reporting and controls.
          IMGRC announced its air charter service, will begin flights out of Houston on September 2, 2007.
          IMGRC made its May 2007 bond coupon payment of $12.0 million on time.
          IMGRC posted the following results for the fiscal year ended April 30, 2007:
     Gaming revenues increased $2.9 million, or 4%, to $79.4 million for fiscal year ended April 30, 2007 from $76.5 million for the fiscal year ended April 30, 2006. Slot revenues increased to $68.3 million for the fiscal year ended April 30, 2007 from $66.2 million for the fiscal year ended April 30, 2006. Gross slot win per unit, per day was $141 for the fiscal year ended April 30, 2007 compared to $122 for the fiscal year ended April 30, 2006. Table games revenue increased $0.7 million, or 7%, to $11.0 million for the fiscal year ended April 30, 2007 from $10.3 million for the fiscal year ended April 30, 2006.
     Recreation and other revenues increased $6.8 million, or 41% to $23.4 million for the fiscal year ended April 30, 2007 compared to $16.6 million for the fiscal year ended April 30, 2006. The increase is attributable to the average snowfall experienced this season at Ski Apache resort thus increasing revenue as contrasted to 2006 when we had historically low snowfall.
          Total net revenue increased 11% or $12.4 million from the preceding fiscal year ended April 30, 2006. The changes in revenue by division from a year ago were: ski revenues up 181% or $4.9 million to $7.6 million, gaming revenues up 4% or $2.9 million to $79.4 million and resort revenues up 17% or $6.3 million to $43.3 million.

          Net loss for the full year ending April 30, 2007 decreased $17.3 million or 81% to $4.0 million from the prior year as a result of revenue gains across all divisions and continued expense containment.
          EBITDA for the year improved $17.9 million or 78% to $40.9 million from the prior year as a result of revenue gains across all divisions and continued expense containment. EBITDA as a percent of net revenue has improved from 20% for the fiscal year ending April 30, 2006 to 32% for the fiscal year ended April 30, 2007.
          Cash generated from operations increased $12.1 million from the previous fiscal year to $10.6 million.
          Much of the improved reductions in operating expenses year over year was attributed to the lack of one time charges incurred in fiscal year 2006. These charges include: $1.2 million in accrued paid time off (PTO) expenses as a result of a plan change, $1.2 million in accelerated write-offs of uniforms and restaurant equipment (PARs), the remaining $1.6 million included adjusting accruals for 2004 Gaming Commission costs, IT security software and hardware and self-insurance funding accruals and other employee costs. These one time charges last year also contributed to the change in Net Income. Overall, salaries, wages and benefits fell $4.0 million or 10% from the previous year ending April 30, 2006.
     As of April 30, 2007 and April 30, 2006, we had cash and cash equivalents (net of amounts in restricted accounts) of $16.9 million and $16.8 million, respectively. Our principal sources of liquidity for the fiscal year ended April 30, 2007 were cash from operating activities of $10.6 million, offset by approximately $1.5 million used for investing activities and $8.9 million used in financing activities.
     Cash provided from operating activities was $10.6 million, a $12.1 million improvement over the previous fiscal year. The majority of the income was a result of the improved sales and profitability at Ski Apache and high operating costs at the beginning of the 2006 fiscal year.
     Cash used in investing activities for the fiscal year ended April 30, 2007 was $1.5 million, which consisted of the purchase of property, plant and equipment and change in construction payables. This represents a decrease of $19.1 million from the fiscal year ended April 30, 2006, during which we completed the construction of our new Resort.
     Cash used by financing activities for the fiscal year ended April 30, 2007 was $8.9 million, consisting of $18.2 million of cash released from our restricted accounts pursuant to the terms of the indenture governing our 12% Senior Notes. During the fiscal year 2007, $8.0 million was utilized for Tribal government service and $14.9 was paid as a return of construction reserves. The remaining $4.1 million was used to pay down the Resort’s long term note obligations.
     General and administrative expenses decreased $3.9 million, or 25%, to $11.7 million for the fiscal year ended April 30, 2007 from $15.7 million for the fiscal year ended April 30, 2006 due to one time charges incurred in the prior year.
     Overhead allocations to Gaming were $10.4 million and $10.6 million in fiscal years ended April 30, 2006 and 2007 respectively.
     The decrease in general and administrative expense during fiscal 2007 was due primarily to the reduction in expenses associated with opening the resort, including a decrease of $2.0 million in utilities and general liability insurance, including worker compensation, compensation of $0.6 million, general repairs and maintenance $0.4 million, IT security software and hardware $0.3 million, maintenance increase of $0.5 million, bad debt reserve of $0.3 million, office, bank, and credit card fees of $0.4 million and one-time paid time off charges of $1.2 million, executive severance of $0.3 million, penalties and interest costs of $1.4 million and various professional fees of $1.8 million. Actual wages paid in general and administrative expenses fell $1.1 million.
          Food and beverage expenses as a percent of food and beverage revenue decreased from 100% for the fiscal year ended April 30, 2007 compared to 128% for the fiscal year ended April 30, 2006.
          Marketing costs increased $0.9 million or 10% to $9.8 million for the fiscal year ended April 30, 2007 from $8.9 million for the fiscal year ended April 30, 2006 as a result of new logo design.

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and IMGRC’s new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
NON-GAAP FINANCIAL MEASURES
     In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.
     EBITDA provides an additional way to view IMGRC’s operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC’s past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC’s operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.
     The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC’s performance) or cash flows provided by operating activities (as an indicator of IMGRC’s liquidity), nor should it be considered as an indicator of IMGRC’s overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC’s results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.
CONFERENCE CALL
     IMGRC will discuss its quarterly results during a conference call at 4:00 pm (EST) on Monday, July 30, 2007. The call can be accessed via telephone by dialing 800-289-0533. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting IMGRC’s website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC’s website anytime within the next 60 days.
FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Annual Report on Form 10-K for its fiscal year ended April 30, 2007, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2007. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	Apr. 30,	Apr 30,
	2006	2007
ASSETS
Current assets:
Cash and cash equivalents	$16,768	$16,930
Restricted cash and cash equivalents	18,172	—
Other- A/R, Inventory and Prepaids	1,748	1,900

Total current assets	36,688	18,830
Property and equipment, net	228,934	210,526
Deferred Financing costs	7,696	6,070
Other assets, net	42	113

Total assets	$273,360	$235,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,607	$1,462
Construction Payable	2,275	—
Accrued Interest	11,200	11,200
Other accrued expenses and deposits	11,133	6,624
Current portion of long-term debt	3,250	3,659

Total current liabilities	30,465	22,945
Long-term debt	211,530	208,174

Total liabilities	241,995	231,119
Shareholders’ equity	31,365	4,420

Total liabilities and shareholders’ equity	$273,360	$235,539

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended			Years Ended
	Apr. 30,	Jan. 31,	Apr. 30,	Apr. 30,	Apr. 30,
	2006	2007	2007	2006	2007
Revenues
Gaming revenue, net	$17,605	$17,068	$20,178	$76,476	$79,392
Ski revenue	346	1,672	3,509	2,702	7,620
Non-Gaming revenue	8,570	11,661	9,788	37,040	43,348
(Promotional Allowances)	(639)	(1,780)	(1,729)	(2,767)	(4,486)

Net Revenue	25,882	28,621	31,746	113,451	125,874
Operating Expense
Gaming expenses	3,972	3,782	3,156	27,179	25,967
Non-Gaming expenses	7,553	7,426	8,385	33,287	32,514
Marketing, G&A, Shared Services	11,043	8,829	9,714	29,738	26,874
Depreciation	4,491	4,502	4,593	17,779	18,170

Total operating expenses	27,059	24,539	25,848	107,983	103,525
Operating income	(1,177)	4,082	5,899	5,468	22,349
Net interest and other (expense) income	(5,714)	(6,619)	(6,578)	(26,735)	(26,314)

Net income	$(6,891)	$(2,537)	$(679)	$(21,267)	$(3,965)